Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM1

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 2, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in C&D Technologies, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 8, 2011